Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated December 22, 2005, on the financial statements of ADDvantage Technologies Group, Inc. ("the Company") as of September 30, 2005, and for each of the two years in the period ended September 30, 2005, included in this Form 10-K Annual Report of ADDvantage Technologies Group, Inc., into the Company's previously filed Registration Statement on Form S-8 (File number 333-110645).

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
December 20, 2006